EXHIBIT (22)

                         SUBSIDIARIES OF REGISTRANT

                                                       STATE OR COUNTRY
           NAME OF SUBSIDIARY                          OF INCORPORATION
           ------------------                          ----------------
Atohaas Canada Inc.                                        Canada
Atohaas Mexico Inc.                                        Delaware
Atohaas North America Inc.                                 Delaware
Beijing Eastern Rohm and Haas Company, Limited             China
Japan Acrylic Chemical Co., Ltd.                           Japan
Maquiladora General de Matamoros, S.A. de C.V.             Mexico
Plaskon Electronic Materials, Inc.                         Delaware
Plaskon Electronic Materials, Ltd.                         Bermuda
Polytribo, Inc.                                            Delaware
Rohm and Haas Australia Pty. Ltd.                          Australia
Rohm and Haas Bayport Inc.                                 Texas
Rohm and Haas (Bermuda), Ltd.                              Bermuda
Rohm and Haas Brasil Ltda.                                 Brazil
Rohm and Haas California Incorporated                      California
Rohm and Haas Canada Inc.                                  Canada
Rohm and Haas Capital Corporation                          Delaware
Rohm and Haas Colombia S.A.                                Colombia
Rohm and Haas Credit Corporation                           Delaware
Rohm and Haas Delaware Valley Inc.                         Delaware
Rohm and Haas Deutschland GmbH                             Germany
Rohm and Haas Equity Corporation                           Delaware
Rohm and Haas Espana S.A.                                  Spain
Rohm and Haas (Far East) Ltd.                              Hong Kong
Rohm and Haas Finance Company                              Delaware
Rohm and Haas Foreign Sales Corporation                    U.S. Virgin Islands
Rohm and Haas France S.A.                                  France
Rohm and Haas Holdings Ltd.                                Bermuda
Rohm and Haas Illinois Inc.                                Delaware
Rohm and Haas Italia S.r.l.                                Italy
Rohm and Haas Japan K.K.                                   Japan
Rohm and Haas Kentucky Incorporated                        Kentucky
Rohm and Haas Latin America, Inc.                          Delaware
Rohm and Haas Mexico S.A. de C.V.                          Mexico
Rohm and Haas New Zealand Limited                          New Zealand
Rohm and Haas Nordiska AB                                  Sweden
Rohm and Haas Performance Plastics, Inc.                   Delaware
Rohm and Haas Philippines, Inc.                            Philippines

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                                                                  EXHIBIT (22)

                   SUBSIDIARIES OF REGISTRANT (CONTINUED)

                                                       STATE OR COUNTRY
           NAME OF SUBSIDIARY                          OF INCORPORATION
           ------------------                          ----------------
Rohm and Haas (Scotland) Ltd.                              England
Rohm and Haas Singapore (Pte.)  Ltd.                       Singapore
Rohm and Haas Southern California Inc.                     Delaware
Rohm and Haas Taiwan Inc.                                  Taiwan
Rohm and Haas Tennessee Incorporated                       Tennessee
Rohm and Haas Texas Incorporated                           Texas
Rohm and Haas (UK) Limited                                 England
Shipley Company L.L.C.                                     Massachusetts
Shipley Europe Limited                                     England
Shipley Far East Limited                                   Japan
Tokyo Organic Chemical Industries, Ltd.                    Japan
Yugocryl                                                   Slovenia
Xamak Inc.                                                 Delaware


NOTE: All subsidiaries listed are greater than 50% owned, directly or indirectly, by Rohm and Haas Company. The company owns a number of other domestic and foreign subsidiaries which are involved primarily in sales activities. These subsidiaries, either singly or in the aggregate, are not significant and their accounts are not included in the consolidated financial statements.


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